Project Care Discussion Materials January 27, 2013 PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY Exhibit (c)(5)

TABLE OF CONTENTS
I. Offer and Process Update 2
II. Update on Public Market Performance 5
III. Historical and Projected Financial Performance 12
IV. Valuation Analysis 18
Appendix A. Selected Additional Financial Information 31
Appendix B. Selected Additional Trading Information 33
Appendix C. Selected Additional Valuation Information 36
Appendix D. Overview of Initial Weiss Family Proposal – 12/5/12 43

2 I. OFFER AND PROCESS UPDATE

OVERVIEW OF PROPOSALS
(a) Assumes restricted stock and performance shares as of October 1, , 2012, vest in change of control.
1/17/13 Offer
(Amounts in Millions, except per share data)
• The Weiss Family submitted an updated proposal dated 1/17/13, increasing its proposed purchase price to $17.50 per share
– Offer represents a $0.32 per share, or 1.9%, increase from 9/25/12, offer price of $17.18
– Family stated that it does “not intend to further increase the price of its offer”
– As stated in proposed contract, offer prohibits payment of dividends (currently $0.15/share) between signing and closing; 2 quarters of missed dividends equal to ~$0.30/share of value
• The Family states that it has “commitments for over $700 million of bank financing” and the remaining financing for the transaction will be available in the near future; contract indicates financing package will include senior debt and mezzanine debt tranches
• Weiss Family maintains position that it has “no intention to sell all or any significant portion of its shares”
9/25/12 Offer
Offer Price $17.50
% Premium to Initial Bid of $17.18 1.9%
% Premium to Share Price ($14.34) on 9/25/12 22.0%
% Premium to 30 Day Prior ($14.30) to 9/25/12 22.4%
Shares Outstanding (a) 32.8
Implied Equity Value $574.1
Add: Debt (11/23/12) 356.8
Less: Cash (11/23/12) (63.3)
Net Debt 293.5
Implied Enterprise Value $867.6
Implied Trailing Adjusted EBITDA Multiple 5.3 x
Implied FY2013E Adjusted EBITDA Multiple 4.4 x
LTM EBITDA For Period Ending 11/23/12 $164.1
FY13E EBITDA (current estimate) 195.6
Offer Price $17.18
% Premium to Unaffected Share Price ($14.34) on 9/25/12 19.8%
% Premium to 30 Day Prior ($14.30) to 9/25/12 20.1%
Shares Outstanding (a) 32.8
Implied Equity Value $563.5
Add: Debt (8/24/12) 280.2
Less: Cash (8/24/12) (61.7)
Net Debt 218.4
Implied Enterprise Value $781.9
Implied Trailing Adjusted EBITDA Multiple 4.2 x
Implied FY2013E Adjusted EBITDA Multiple 4.0 x
LTM EBITDA For Period Ending 8/24/12 $187.9
FY13E EBITDA as of 12/7/12 Board Meeting 196.1

Investor Date Shares Owned Investor Commentary
TowerView
(private equity firm
specializing in LBOs of
middle-market companies in
partnership with company
management)
Letters received on
11/30/12 and 1/18/13
1.45M shares
• 5.0% of Class A
• 4.6% of total shares
• Owner since March 2006
• 11/30/12: TowerView does not believe that it is in the shareholders’ best interest for Weiss Family to take company private at the offer price of $17.18
– “The Family should give Special Committee the right to commit and sell their ownership in Company if an outside party is willing to pay at least 1 cent more for all shares than an agreed upon deal with the Family”
• 1/18/13: “New proposal continues to grossly undervalue the equity of American Greetings”
– Family is “using coercive tactics to the detriment of all other owners”
– Special Committee should instead pursue leveraged recapitalization of the Company
Recapitalization would “effectively pay all shareholders $10 per share in cash and distribute a further $5 per share in market value of a new issue of preferred stock”
– Special Committee should also “level the playing field for all shareholders by declaring a stock dividend of 0.4 shares of Class B Common stock for all shareholders” reduce voting power of Weiss Family from approximately 50% to nearly 20%
Carlson Capital
(employs multi-strategy
approach including risk
arbitrage, convertible
arbitrage and relative value
arbitrage)
Letter received on
1/18/13 and various
calls with PJSC
396,000 shares (a)
• 1.4% of Class A
• 1.3% of total shares
• Ownership acquired during
quarter ended September
30, 2012
• Carlson Capital believes company will have a greater chance of success in context of private ownership
• Long term investments such as Cardstore.com and Clinton require trade-offs that seem ill-suited for public markets
• Weiss Family’s voting control and its unwillingness to sell makes it difficult to extract higher premium
• If Weiss Family is unwilling to improve offer, Carlson Capital would unequivocally prefer existing $17.50 per share offer to no deal at all
• Believe it is now time to conclude negotiations and present an offer to public shareholders
• Would prefer Committee put the offer to shareholder vote with no recommendation than to decline the offer
Pentwater Capital
Management
(employs merger arbitrage,
long/short and event-driven
strategies)
Called Sullivan &
Cromwell on 1/18/13
550,000 shares (a)
• 1.9% of Class A
• 1.7% of total shares
• Ownership acquired during
quarter ended September
30, 2012
• If it is best and final offer, Pentwater wants Special Committee to either recommend deal or if Special Committee cannot endorse, send it to the stockholders and let stockholders decide for themselves
• In light of long-term issues with fundamentals of the business, particularly in the U.K., Pentwater views $17.50 as a “reasonable premium” and thinks it would take several years for stock price to get up to that level absent a deal
• Would prefer a deal sooner rather than later
Alan Doft
(President of Doft &
Company)
Called Steve Smith
on 1/23/13
N/A • Has close ties with the Weiss Family and Care (parents were early investors in the stock)
• Surprised that neither the Special Committee nor the Board of Directors have issued a public statement
• Interested in talking to the Weiss Family but not to any of the advisors or the Special Committee
• Doft wants the transaction to close; thought bid represented an appropriate offer
PineKnot Capital
Management
Email sent to Care’s
Investor Relations on
10/16/12
N/A • Does not believe it is in the shareholders’ interest to sell their ownership rights to the Weiss Family
• Instead, the Special Committee would better serve shareholders by:
– “rejecting the offer and allowing the company to operate, releasing free cash flow to equity in excess of positive NPV projects’ funding needs”
– “Soliciting a higher bid from management or an interested third party”
INVESTOR COMMENTARY ON OFFERS
(a) Share count as reported by investor.
Recently received feedback from current shareholders representing ~7.6% of total shares outstanding
(~8.3% of unaffiliated shares)

5 II. UPDATE ON PUBLIC MARKET PERFORMANCE

(100%)
(50%)
0%
50%
100%
150%
Jan-11 Apr-11 Jul-11 Oct-11 Jan-12 Apr-12 Jul-12 Oct-12 Jan-13
RELATIVE STOCK PRICE CHART OVER THE LAST TWO YEARS
Source: Capital IQ as of January 24, 2013, market cap weighted.
Note: Social Expression includes CSS Industries, Blyth, 1-800-Flowers.com and CafePress.  Directories include PagesJaunes Groupe, Eniro AB, DexOne Corporation and SuperMedia. Print
Media includes Scholastic, R.R. Donnelly and Quad/Graphics
Social Expression:
(10)%
Care:
(28)%
S&P SmallCap 600:
22%
Directories:
(69)%
Print Media:
(34%)
Relative Closing Stock Price Performance
Social S&P Print
Care Expression Directories SmallCap 600 Media
1 Month (4%) 3% 23% 7% 8%
Since 9/25/12 12% (42%) 51% 8% (0%)
3 Month (7%) (23%) 61% 11% (1%)
6 Month 26% (40%) 66% 17% 10%
1 Year 13% (47%) (25%) 15% 13%
2 Year (28%) (10%) (69%) 22% (34%)

PETER J SOLOMON COMPANY

Closing Stock Price
Volume (000s)

Offer Price
$17.50
1/17/13: Weiss
Family announces
revised offer
STOCK PRICE – SINCE TWO YEARS PRIOR TO OFFER
Source: Public sources. Stock price chart as of January 24, 2013.
12/22/11: Reported Q3
2012 earnings of $0.50 per
share, missing Street
expectations of $0.81 per
share
9/25/12: Weiss
Family announces
offer to take Care
private
$
15.99
$17.18
10/4/11:
Announcement of
Apple Cards app
1-Year Average
$21.82
2-Year  Average
$18.49
Offer Price
$17.18
1-Year Average
$15.08
6-Month Average
$14.44
3-Month Average
$14.15
Average
Between Two
Offers
$16.93
Closing Stock Price History
Pre-9/25/13 Offer $17.50 Offer Price As
Unaffected Price Premium / (Discount)
1 Day Prior $14.34 22.0%
5 Day Average 14.88 17.6%
10 Day Average 15.40 13.6%
20 Day Average 15.12 15.7%
30 Day Average 14.80 18.3%
$17.50
0
1,000
2,000
3,000
4,000
5,000
6,000
7,000
8,000
$10.00
$15.00
$20.00
$25.00
$30.00
Sep-10 Jan-11 Apr-11 Aug-11 Nov-11 Mar-12 Jun-12 Oct-12 Jan-13

STOCK PRICE – BETWEEN THE ORIGINAL AND REVISED OFFER
Stock price chart as of January 24, 2013. Low excludes pre-offer closing price on September 25, 2012.
9/25/12
Offer Price
$17.18
1/17/13
Offer Price
$17.50
$
15.99
Low
(1/17/13):
$15.48
High
(12/11/12):
$17.38
Trading Data (9/26/12 - 1/17/13)
Stock Price Volume
High $17.38 2,690.2
Low 15.48 71.6
Mean 16.96 430.6
Median 17.01 333.3
$17.18
$17.50
0
500
1,000
1,500
2,000
2,500
3,000
$13.00
$14.00
$15.00
$16.00
$17.00
$18.00
Sep-12 Oct-12 Nov-12 Dec-12 Jan-13

PETER J SOLOMON COMPANY

Stock Price
Volume (000s)

JANUARY 17, 2013 – TRADING VOLUME & PRICES
Source: Capital IQ.
Note: Share price represents price at the first minute of the time frame.
(a) Intraday high of $16.41 occurred at 9:53AM and intraday low of $15.06 occurred at 2:36PM.
The intra-day price change from low to high on 1/17/13 was 5.7 standard deviations away from the mean change, and the trading volume on 1/17/13 was 65% higher than the average daily trading volume during the period from the original offer date (9/25/12) to the revised offer date (1/17/13)
Open $16.30
High
(a)
16.41
Low
(a)
15.06
Close 15.48
81.6
23.9
94.5
66.8
155.4
166.2
69.8
$16.30
$16.06
$15.85
$15.70
$15.36
$15.53
$15.49
0
30
60
90
120
150
180
$14.80
$15.20
$15.60
$16.00
$16.40
9:30AM -
10:29AM
10:30AM -
11:29AM
11:30AM -
12:29PM
12:30PM -
1:29PM
1:30PM -
2:29PM
2:30PM -
3:29PM
3:30PM -
4:00PM

PETER J SOLOMON COMPANY

Total Volume (Shares mm)

Total Volume (Shares mm)

Total Volume (Shares mm)

Total Volume (Shares mm)

Total Volume (Shares mm)

Total Volume (Shares mm)

SHARES TRADED AT VARIOUS PRICES
2-Year 1-Year
Source: Capital IQ as of January 24, 2013.
(Period ending September 25, 2012, except for “Since 9/25 Offer of $17.18” chart)
180-Days
90-Days 30-Days Since 9/25 Offer of $17.18 (81 Days)
• 97% of shares traded below $17.50 revised offer price over the one-year prior to 9/25/12 offer
• No shares have traded above $16.88 since the revised offer of $17.50
Avg. Daily Trading Vol. (000s) 409.3
Average Price: $18.48
Avg. Daily Trading Vol. (000s) 535.8
Average Price: $15.06
Avg. Daily Trading Vol. (000s) 474.3
Average Price: $14.44
Avg. Daily Trading Vol. (000s) 361.5
Average Price: $14.15
Avg. Daily Trading Vol. (000s) 328.0
Average Price: $15.08
Avg. Daily Trading Vol. (000s) 430.0
Average Price: $16.92
Total # of Shares Traded (mm) 34.8
% of Total Shares 102.7%
% of Public Float 114.5%
34%
35%
22%
9%
0% 0%
0
1
2
3
4
5
6
7
8
9
Below
$13.50
$13.50 -
$14.49
$14.50 -
$15.49
$15.50 -
$16.49
$16.50 -
$17.49
$17.50 and
Above
0%
28%
41%
30%
0% 0%
0
1
2
3
4
Below
$13.50
$13.50 -
$14.49
$14.50 -
$15.49
$15.50 -
$16.49
$16.50 -
$17.49
$17.50 and
Above
14%
25%
20%
19%
9%
13%
0%
0
1
2
3
4
5
6
7
8
9
10
Below
$16.70
$16.70-
$16.85
$16.86-
$17.00
$17.01-
$17.10
$17.11-
$17.17
$17.18-
$17.49
$17.50
and
Above
13%
29%
35%
23%
0% 0%
0
5
10
15
20
25
Below
$13.50
$13.50 -
$14.49
$14.50 -
$15.49
$15.50 -
$16.49
$16.50 -
$17.49
$17.50 and
Above
19%
17%
25%
21%
15%
3%
0
5
10
15
20
25
30
35
40
Below
$13.50
$13.50 -
$14.49
$14.50 -
$15.49
$15.50 -
$16.49
$16.50 -
$17.49
$17.50 and
Above
12%
11%
16%
14%
10%
36%
0
10
20
30
40
50
60
70
80
Below
$13.50
$13.50 -
$14.49
$14.50 -
$15.49
$15.50 -
$16.49
$16.50 -
$17.49
$17.50 and
Above

DAILY TRADING RANGE – SINCE 9/25/12
Source: Capital IQ.
Date Open Close High Low Volume (000s) Date Open Close High Low Volume (000s)
9/25/12 $14.85 $14.34 $15.00 $14.31 437 11/26/12 17.05 17.13 17.13 16.80 196
9/26/12 14.34 16.82 17.10 16.15 2,690 11/27/12 17.13 17.10 17.15 17.00 445
9/27/12 16.82 17.01 17.09 16.72 1,368 11/28/12 17.10 17.16 17.16 17.10 170
9/28/12 17.01 16.80 17.05 16.64 1,617 11/29/12 17.16 17.20 17.31 17.00 255
10/1/12 16.80 16.78 16.96 16.64 701 11/30/12 17.20 17.24 17.42 17.20 293
10/2/12 16.78 16.72 16.83 16.69 499 12/3/12 17.24 17.22 17.29 17.08 440
10/3/12 16.72 16.75 16.86 16.70 383 12/4/12 17.22 17.15 17.25 17.04 364
10/4/12 16.75 16.84 16.95 16.75 581 12/5/12 17.15 16.89 17.23 16.87 333
10/5/12 16.84 16.76 16.92 16.74 395 12/6/12 16.89 16.56 17.22 16.51 271
10/8/12 16.76 16.82 16.85 16.73 630 12/7/12 16.56 17.14 17.27 16.63 843
10/9/12 16.82 16.90 16.94 16.77 368 12/10/12 17.14 17.31 17.37 17.07 525
10/10/12 16.90 16.93 17.09 16.85 638 12/11/12 17.31 17.38 17.46 17.23 598
10/11/12 16.93 17.00 17.08 16.96 898 12/12/12 17.38 17.21 17.49 17.15 298
10/12/12 17.00 17.05 17.09 16.90 329 12/13/12 17.21 17.20 17.39 17.14 177
10/15/12 17.05 17.06 17.11 17.02 245 12/14/12 17.20 17.21 17.33 17.11 282
10/16/12 17.06 17.03 17.44 17.03 543 12/17/12 17.21 17.26 17.35 17.08 233
10/17/12 17.03 17.01 17.18 17.00 591 12/18/12 17.26 17.26 17.34 17.17 159
10/18/12 17.01 17.06 17.09 17.00 401 12/19/12 17.26 17.20 17.30 17.06 241
10/19/12 17.06 16.99 17.08 16.97 466 12/20/12 17.20 16.98 17.14 16.50 947
10/22/12 16.99 17.07 17.10 17.00 394 12/21/12 16.98 16.85 17.14 16.82 902
10/23/12 17.07 17.10 17.15 17.00 388 12/24/12 16.85 16.66 16.88 16.57 336
10/24/12 17.10 17.15 17.18 17.01 167 12/26/12 16.66 16.66 16.90 16.60 353
10/25/12 17.15 17.19 17.20 17.07 193 12/27/12 16.66 16.86 16.88 16.61 346
10/26/12 17.19 17.15 17.25 17.05 295 12/28/12 16.86 16.78 16.94 16.64 133
10/31/12 17.15 17.17 17.18 17.05 448 12/31/12 16.78 16.89 17.03 16.70 349
11/1/12 17.17 17.29 17.36 17.02 814 1/2/13 16.89 16.94 17.09 16.81 246
11/2/12 17.29 17.12 17.36 17.10 175 1/3/13 16.94 16.95 17.02 16.88 252
11/5/12 17.12 17.17 17.31 17.12 189 1/4/13 16.95 16.93 17.10 16.93 213
11/6/12 17.17 17.21 17.27 17.15 181 1/7/13 16.93 16.67 16.99 16.60 181
11/7/12 17.21 17.10 17.30 17.03 312 1/8/13 16.67 16.63 16.81 16.60 226
11/8/12 17.10 17.01 17.18 17.01 362 1/9/13 16.63 16.56 16.76 16.51 215
11/9/12 17.01 17.02 17.15 16.94 289 1/10/13 16.56 16.56 16.76 16.48 158
11/12/12 17.02 17.06 17.15 16.99 288 1/11/13 16.56 16.85 16.87 16.50 167
11/13/12 17.06 17.06 17.12 17.00 388 1/14/13 16.85 16.90 16.98 16.78 199
11/14/12 17.06 16.95 17.23 16.80 999 1/15/13 16.90 16.54 16.84 16.50 244
11/15/12 16.95 16.95 17.08 16.75 345 1/16/13 16.54 16.30 16.56 16.19 371
11/16/12 16.95 16.90 17.06 16.85 327 1/17/13 16.30 15.48 16.41 15.06 709
11/19/12 16.90 17.05 17.09 16.90 172 1/18/13 15.48 16.29 16.88 16.13 706
11/20/12 17.05 17.10 17.19 16.90 164 1/22/13 16.29 15.94 16.24 15.79 347
11/21/12 17.10 17.13 17.18 16.94 183 1/23/13 15.94 15.90 15.99 15.83 380
11/23/12 17.13 17.05 17.14 16.94 72 1/24/13 15.90 15.99 16.00 15.81 237
As of 1/24/13 closing price of $15.99, the implied annualized IRR between $15.99 and $17.50 equals ~44%
assuming a close in 3 months

12 III. HISTORICAL AND PROJECTED FINANCIAL PERFORMANCE

EVOLUTION OF SELECTED KEY METRICS
LTM
FY13E (As Presented At Special Committee
Meetings on Dates Below)
08/24/12 11/23/12 12/28/12 10/26/12 11/19/12 12/07/12 01/27/13
Revenue $1,708.2 $1,750.0 NA $1,830.2 $1,840.6 $1,840.6 $1,840.6
EBITDA 187.9 164.1 NA 182.8 183.5 196.1 195.6
Debt 280.2 356.8 $365.2 245.2 245.2 245.2 245.2
Cash 61.7 63.3 61.6 62.1 61.9 39.3 39.3
Net Debt 218.4 293.5 303.6 183.1 183.3 205.8 205.8

ADJUSTED EBITDA BRIDGE OVER TIME
Source: Care Treasury Model.
(a) Adjustment to correct expenses in prior years; aggregate amount of adjustment captured in FY13.
Additional Adjustment Identified
Change in
Estimate
Change in Op.
Performance
Company
Revision to
G&A
Additional
Adjustment
Identified
Adjusted
EBIT
$153.9 $138.0 $150.6
Decrease
Increase
D&A 45.5 45.5 45.5
Reclassified
as Non-
Operating
Company
Revision
$150.1
45.5
$199.4
$3.1
$6.1
$3.3
$2.2
$3.2
$2.5
$10.0
$0.4
$0.1
$1.3 $3.2
$12.3
$4.8
$3.2
$2.1
$0.3
$183.5
$196.1
$195.6
$150
$160
$170
$180
$190
$200
Q2 Estimate
Adjusted
Operating
Income
Other Non
Operating
(Expense)
Income
Clinton Cards
Charges
Scan -BasedGain on Sale of
Trading Party City
Investment
Voluntary
Compliance
Program(a)
Discontinuation
of Webshots
Weiss
Transaction
Costs
Management
Treasury Model
11.19.12
Operating
Income
Other Non
Operating
(Expense)
Income
Clinton CardsGain on Sale
Charges
of
Party City
Investment
Licensing
Termination
Expense
DiscontinuationManagement
of Webshots Treasury Model
11.30.12
Voluntary
Compliance
Program(a)
Webshots Revised
EBITDA
1.08.13

ADJUSTED EBITDA BRIDGE
Source: FY10 – FY12 and LTM based on public filings; FY2013 based on Care Treasury Model.
(a) Adjustment to correct expenses in prior years; aggregate amount of adjustment captured in FY13.
(Dollars in Millions)
Fiscal Year Ended February 28, LTM FYE 2/28,
2010 2011 2012 Nov-12 2013
Operating Income $139.1 $174.7 $149.6 $48.7 $79.1
Depreciation & Amortization 45.2 41.0 39.2 42.3 45.5
Unadjusted EBITDA $184.3 $215.8 $188.8 $91.0 $124.6
Charges Associated With Clinton Cards -- -- -- 35.2 36.5 Impairments, debt expense and fees
Party Goods Transaction (18.4) -- -- -- -- Gain on sale
Mexico Shutdown 18.2 -- -- -- -- Closing of Carlton Mexico
Retail Disposition 29.2 -- -- -- -- Sales of stores to Schurman
RPG Transaction Costs -- 10.3 -- -- -- Fees associated with purchase of RPG
Lawsuit 24.0 -- -- -- -- Settlement of a RPG lawsuit
Goodwill and Other Intangibles Impairment -- 0.3 27.2 27.2 -- Related to NAGCD, UK and Interactive
Gain from Sale of Intellectual Property -- -- (4.5) -- -- Sold certain minor character properties
Gain from Liquidation of Business in France (3.3) -- -- -- -- Currency translation adjustment from sale
Loss on Sale of WHQ -- -- -- -- 21.4 Estimated loss on sale of WHQ
Voluntary Compliance Program (a) -- -- -- -- 0.9 Related to prior years' underexpensing catch up
Webshots (1.7) (0.7) 2.4 (0.1) (2.3) Pro forma adjustment for sale of Webshots
Properties Licensing Termination Expense -- -- -- 2.1 2.1 Termination of Certain Agency Agreements
Proposed Going Private Transaction Costs -- -- -- 2.0 3.2 Current process costs
Scan-Based Trading 1.5 5.7 6.8 6.8 9.2 Impact of scan-based trading conversions
Total Adjustment $49.5 $15.6 $31.9 $73.2 $71.0
Adjusted EBITDA $233.8 $231.4 $220.7 $164.1 $195.6
Adjusted EBIT 188.6 190.3 181.4 121.8 150.1
Total Adjustments as % of Adjusted EBITDA 21.2% 6.7% 14.4% 44.6% 36.3%

PETER J SOLOMON COMPANY

FY08 – FY12 CAGR: (1.2%)
FY13 – FY18 CAGR: 1.2%

FY10 – FY12 CAGR: (2.9%)
FY13 – FY18 CAGR: 4.5%

CARE CONSOLIDATED FINANCIAL SNAPSHOT
Total Revenue
Adjusted EBIT and EBITDA
Source: Public filings and Care Management Treasury Model.
10.0%
5.1% 14.2% 14.5% 13.0% 10.7% 10.8% 11.4% 11.9%
Adj. EBITDA
Margin
(Dollars in Millions)
12.2%
12.5%
$129 $37 $189 $190 $181 $150 $151 $157 $163 Adjusted EBIT $170 $176
(71%) 413% 1% (5%) (17%) 0% 4% 4% % Growth 4% 4%
$1,776
$1,691
$1,641
$1,598
$1,695
$1,841
$1,935 $1,940 $1,945 $1,950 $1,955
$0
$500
$1,000
$1,500
$2,000
08A 09A 10A 11A 12A 13E 14E 15E 16E 17E 18E
7.3% 2.2% 11.5% 11.9% 10.7% 8.2% 7.8% 8.1% 8.4% 8.7% 9.0% % Margin
$177
$87
$234
$231
$221
$196
$208
$221
$231
$238 $244
$0
$50
$100
$150
$200
$250
08A 09A 10A 11A 12A 13E 14E 15E 16E 17E 18E

CARE CONSOLIDATED FINANCIAL SNAPSHOT
Capital Expenditures (a)
Free Cash Flow (a) (b)
Source: Public filings and Care Management Treasury Model.
(a) Excludes benefits of anticipated tax incentives related to new WHQ.
(b) Defined as Cash Flow from Operations less Capital Expenditures.
3.2% 3.3% 1.6% 2.3% 4.2% 6.9% 8.7% 7.2% 2.4%
(Dollars in Millions)
2.4% 2.4%
% of  Revenue
$187
$17
$171
$143
$46
$16
($9)
$35
$137
$138
$142
-$50
$0
$50
$100
$150
$200
08A 09A 10A 11A 12A 13E 14E 15E 16E 17E 18E
$57 $56
$27
$36
$71
$128
$169
$139
$46 $46 $46
$0
$50
$100
$150
$200
08A 09A 10A 11A 12A 13E 14E 15E 16E 17E 18E

18 IV. VALUATION ANALYSIS

SUMMARY VALUATION ANALYSIS
3.0x – 4.0x Multiple based on $195.6mm
2013E EBITDA and net debt of $206mm
Assumptions
Unaffected price of $14.34 as of 9/25/12
3.0x – 4.0x terminal multiple and 10% - 12%
WACC
(1.25%) – (5.00%) revenue growth and
0.00% – (1.00%) incremental EBIT margin at
3.5x terminal multiple and 11.0% WACC
Targets 20%-25% IRR with 3.0x – 4.0x exit
multiple
3.0x – 4.0x multiple from FY14E – FY18E,
discounted at 12.5% cost of equity
$17.18
20%-30% premium based on premiums paid
analysis
$14.34
Unaffected
Share Price
3.0x – 4.0x Multiple based on $164mm LTM
11/23/12  EBITDA and net debt of $294mm
FY14E-FY18E future share prices at 4.0x
EBITDA multiple, discounted at 12.5% cost
of equity
(1.25%) – (5.00%) revenue growth and
0.00% – (1.00%) at 3.0x leverage, 4.0x exit
and 20% IRR target
$17.50
20%-30% premium based on premiums paid
analysis
FY14E-FY18E future share prices at 3.0x
EBITDA multiple, discounted at 12.5% cost
of equity
$6.12
$11.66
$7.95
$15.16
$17.21
$10.73
$16.45
$16.93
$13.72
$10.10
$16.01
$15.83
$11.57
$11.12
$17.58
$13.34
$21.09
$18.64
$14.05
$17.99
$23.22
$18.90
$21.64
$20.30
$19.49
$22.77
$5.00 $10.00 $15.00 $20.00 $25.00
LTM EBITDA
2013E EBITDA
LTM EBITDA
2013E EBITDA
20%-30% Premium to
Unaffected Price
Present Value of Future
Share Price @ 3.0x
Present Value of Future
Share Price @ 4.0x
DCF
DCF Sensitivity
Sum of the Parts
3.0x Leverage
Sensitivity to LBO
$8.00/Share Levered
Recap
Comparable Companies
20% - 30% Premium to Comps

0.0 x
2.0 x
4.0 x
6.0 x
8.0 x
Sep-10 Jan-11 Apr-11 Aug-11 Nov-11 Mar-12 Jun-12 Oct-12 Jan-13
CARE HISTORICAL EV/ LTM EBITDA – FROM TWO YEARS PRIOR TO OFFER
Source: Capital IQ. Capital IQ calculation of enterprise value does include restricted stock or performance shares and may have different adjustments for EBITDA than those used in other analyses in this presentation. Data as of January 24, 2013.
(a) Statistics are only for pre-offer time period.
Offer Date
9/25/12
1-Year Average
3.9x
2-Year  Average
3.5x
3 and 12-Month
Average
3.1x
6-Month Average
3.0x
Post-Offer
Average
4.4x
Offer Date
1/17/13
LTM EBITDA
decreased 13% at
Q3 earnings
announcement
5.3x
Mean (a) Median (a)
30 Days 3.2 x 3.2 x
60 Days 3.1 x 3.1 x
90 Days 3.1 x 3.1 x
6 Months 3.0 x 3.0 x
12 Months 3.1 x 3.1 x
18 Months 3.4 x 3.3 x
24 Months 3.5 x 3.5 x

VALUATION MATRIX
(a) Unaffected closing share price on September 25, 2012.
(b) Closing share price on January 24, 2013.
(c) Original offer price on September 25, 2012.
(d) Offer price on January 17, 2013.
(e) Assumes restricted stock and performance shares vest in change of control.
(f) Net debt of $293.5mm represents total debt of $356.8mm less cash of $63.3mm as of November 23, 2012.
(g) Net debt of $205.8mm represents total debt of $245.2mm less cash of $39.3mm estimated as of February 28, 2013.
(Amounts in Millions, except per share data)
LTM (11/23/12) Net Debt of $293.5mm 2013E Net Debt of $205.8mm
EV / LTM EV / LTM EV / FY2013E EV / FY2013
Share Market Enterprise Total Revenue Adj. EBITDA Adj. EBITDA Enterprise Adj. EBITDA
Price Cap (e) Value (f) $1,750 $164 $196 Value (g) $196
$13.00 $425.2 $718.7 0.4 x 4.4 x 3.7 x $631.0 3.2 x
14.34 (a 469.5 763.0 0.4 x 4.6 x 3.9 x 675.3 3.5 x
15.00 491.3 784.9 0.4 x 4.8 x 4.0 x 697.2 3.6 x
15.99 (b 524.1 817.6 0.5 x 5.0 x 4.2 x 729.9 3.7 x
16.00 524.4 818.0 0.5 x 5.0 x 4.2 x 730.3 3.7 x
17.18 (c) 563.5 857.0 0.5 x 5.2 x 4.4 x 769.3 3.9 x
17.50 (d 574.1 867.6 0.5 x 5.3 x 4.4 x 779.9 4.0 x
18.00 590.6 884.2 0.5 x 5.4 x 4.5 x 796.5 4.1 x
19.00 624.1 917.6 0.5 x 5.6 x 4.7 x 829.9 4.2 x
20.00 657.6 951.1 0.5 x 5.8 x 4.9 x 863.4 4.4 x
21.00 691.2 984.8 0.6 x 6.0 x 5.0 x 897.1 4.6 x
22.00 725.1 1,018.6 0.6 x 6.2 x 5.2 x 930.9 4.8 x
23.00 759.2 1,052.7 0.6 x 6.4 x 5.4 x 965.0 4.9 x
24.00 793.8 1,087.3 0.6 x 6.6 x 5.6 x 999.6 5.1 x
25.00 828.8 1,122.3 0.6 x 6.8 x 5.7 x 1,034.6 5.3 x

Illustrative EV / EBITDA Multiple

Illustrative EV / EBITDA Multiple

IMPLIED SHARE PRICES – ILLUSTRATIVE EBITDA LEVELS AND TRADING MULTIPLES
(a) Net debt of $293.5mm represents total debt of $356.8mm less cash of $63.3mm as of November 23, 2012.
(b) Net debt of $205.8mm represents total debt of $245.2mm less cash of $39.3mm estimated as of February 28, 2013.
Note: Share count includes restricted stock and performance shares.
(Amounts in Millions, except per share data)
Based on Net Debt of $293.5mm at November 23, 2012 (a) Based on Net Debt  of $205.8mm at February 28, 2013 (b)
Illustrative EBITDA
$14.90 $150 $175 $200 $225 $250
2.50 x $2.51 $4.43 $6.35 $8.26 $10.16
2.75 x 3.66 5.77 7.88 9.97 12.05
3.00 x 4.81 7.12 9.40 11.68 13.95
3.25 x 5.96 8.45 10.92 13.38 15.83
3.50 x 7.12 9.78 12.43 15.08 17.72
3.75 x 8.26 11.11 13.95 16.78 19.59
4.00 x 9.40 12.43 15.46 18.47 21.45
4.25 x 10.54 13.76 16.97 20.15 23.28
4.50 x 11.68 15.08 18.47 21.82 25.07
4.75 x 12.81 16.40 19.97 23.46 26.79
5.00 x 13.95 17.72 21.45 25.07 28.48
Illustrative EBITDA
$14.62 $150 $175 $200 $225 $250
2.50 x $5.20 $7.12 $9.03 $10.92 $12.82
2.75 x 6.36 8.46 10.55 12.63 14.71
3.00 x 7.51 9.79 12.06 14.33 16.60
3.25 x 8.65 11.11 13.57 16.03 18.48
3.50 x 9.79 12.44 15.08 17.73 20.35
3.75 x 10.92 13.76 16.60 19.41 22.19
4.00 x 12.06 15.08 18.11 21.08 24.01
4.25 x 13.20 16.41 19.60 22.75 25.77
4.50 x 14.33 17.73 21.08 24.37 27.47
4.75 x 15.46 19.04 22.56 25.94 29.17
5.00 x 16.60 20.35 24.01 27.47 30.87

IMPLIED SHARE PRICES AT VARIOUS PREMIA
Note: Historical stock prices represent market close values.
Illustrative Share Prices Benchmarked to 9/25/12 - Date of First Offer
30-Day Prior 1-Day Prior 30-Day Average 60-Day Average 90-Day Average 180-Day Average 1 Year Average
$14.30 $14.34 $14.80 $14.31 $14.15 $14.44 $15.08
10% $15.73 $15.77 $16.28 $15.74 $15.57 $15.88 $16.59
20% 17.16 17.21 17.76 17.17 16.98 17.33 18.10
30% 18.59 18.64 19.24 18.60 18.40 18.77 19.60
40% 20.02 20.08 20.72 20.03 19.81 20.22 21.11
50% 21.45 21.51 22.20 21.47 21.23 21.66 22.62

SELECTED PUBLIC TRADING MULTIPLES
EV / CY2012E EBITDA Multiples
EV / LTM EBITDA Multiples
BTH: Blythe; CHKE: Cherokee; CKEC: Carmike; CNK: Cinemark; CSS: CSS Industries; DEXO: Dex One; ENRO: Eniro; FLWS: 1-800-Flowers.com; ICON: Iconix; MDP: Meredith; MSO: Martha Stewart Omnimedia; PAJ:
PagesJuanes Groupe; PRSS: CafePress; SCHL: Scholastic; SFLY: Shutterfly; QUAD: Quad/Graphics; RGC: Regal Entertainment; RRD: R.R. Donnelly; SPMD: SuperMedia. Data as of January 24, 2013.
Print Media Social Expression Directories Licensing
Directories Median: 3.9x
Soc. Exp. Median: 4.2x Print Media Median: 4.1x
Care
Care
Licensing Median: 9.5x
Core Business Comps
Other Related Business Segment
3.5 x
4.2 x
6.9 x
NM
2.9 x
NM
4.2 x
4.2 x
NM
5.2 x
4.3 x
NM NM NM
9.8 x
7.3 x
NM
--
4.0 x
8.0 x
Unaffected Current FLWS CSS PRSS BTH RRD QUAD SCHL PAJ ENRO DEXO SPMD CHKE ICON MDP MSO
Directories Median: 4.8x
Soc. Exp. Median: 4.9x Print Media Median: 4.2x Licensing Median: 8.6x
3.7 x
5.0 x
7.6 x
5.1 x
3.3 x
2.8 x
4.1 x 4.1 x
3.8 x
5.2 x
4.3 x
3.5 x
2.5 x
9.7 x
9.5 x
7.7 x
NM
--
2.0 x
4.0 x
6.0 x
8.0 x
10.0 x
Unaffected Current FLWS CSS PRSS BTH RRD QUAD SCHL PAJ ENRO DEXO SPMD CHKE ICON MDP MSO
Other Related Sector
Core Business Comps
Other Related Business Segment Other Related Sector

FUTURE STOCK PRICE ANALYSIS
Note: Share count based on diluted shares outstanding from Treasury Model.
Future Value (Stock Price at End of FY) Present Value (at 2/28/13)
Fiscal Year
2013E 2014E 2015E 2016E 2017E 2018E
Adjusted EBITDA $195.6 $208.5 $221.4 $230.5 $238.0 $244.2
% Growth (11.4%) 6.6% 6.2% 4.1% 3.2% 2.6%
Net Debt 205.8 234.4 219.2 101.8 (16.1) (137.7)
(Amounts in Millions, Except Per Share Data)
$8.36
$21.76
$11.25
$25.31
$14.14
$28.86
$17.02
$32.42
$19.91
$35.97
$5.00
$15.00
$25.00
$35.00
$45.00
2013E 2014E 2015E 2016E 2017E 2018E
2.5x 3.0x 3.5x 4.0x 4.5x
$8.36
$12.08
$11.25
$14.05 $14.14
$16.02
$17.02
$17.99
$19.91
$19.96
$5.00
$10.00
$15.00
$20.00
$25.00
2013E 2014E 2015E 2016E 2017E 2018E
2.5x 3.0x 3.5x 4.0x 4.5x

DCF SUMMARY
Assumptions – 11/30/12 Management Treasury Model
• Five year projection period
• Discounted to February 28, 2013
• Projected net debt of $205.8mm at February 28, 2013, consisting of total debt of $245.2mm less cash of $39.3mm
Share Price
Current Five-Year Treasury Model
(a) Assumes 11% discount rate and 3.5x terminal multiple.
(b) Versus baseline Adjusted EBIT margin.
Illustrative Sensitivity to DCF (a)
Wtd. Avg. Cost of Capital
$23.22 10.0% 11.0% 12.0%
2.5 x $16.45 $15.62 $14.84
3.0 x 18.73 17.81 16.93
3.5 x 20.98 19.98 19.01
4.0 x 23.22 22.13 21.08
4.5 x 25.38 24.23 23.12
1.0% 97.2 18.14 20.27 21.41 22.59 23.81 25.07 27.64
Implied Share Price
5-Year
Incremental Cumulative
EBIT Implied Total Revenue Growth in FY14 - FY18
Margin Cost Out (b) (5.00%) (2.50%) (1.25%) 0.00% 1.25% 2.50% 5.00%
(1.0%) ($97.2) $13.72 $15.44 $16.36 $17.33 $18.34 $19.39 $21.63
(0.5%) (48.6) 14.83 16.66 17.64 18.66 19.73 20.84 23.19
-- -- 15.93 17.87 18.90 19.98 21.10 22.27 24.73
0.5% 48.6 17.04 19.07 20.16 21.29 22.47 23.68 26.19

SUM OF THE PARTS ANALYSIS
(a) Based on revised forecast as of January 21, 2013, other than for In-store and Properties which are based on November 30, 2012 revised forecast.
(b) Also includes effect of FX.
(c) Normalized.
(d) Does not equal current Treasury plan EBITDA forecasts, due to UK and other adjustments.
(e) All D&A allocated to NAGCD, except for In-store and Properties.
(f) Assumes full year net EBIT contribution of $10.0mm, in line with 11/19/12 Treasury Model estimates for full-year FY14 – FY16 and January 23, 2013 management guidance.
(g) Includes restricted stock and performance shares.
(Dollars in Millions)
Revised Management Strategic Plan (a)
FY13E Multiple Range Enterprise Value Range
Segment EBITDA (d) Low Mid High Low Mid High
NAGCD $214.4 (e) 2.5 x 3.5 x 4.5 x $536.0 $750.3 $964.7
Cardstore (27.3) 2.5 x 3.5 x 4.5 x (68.4) (95.7) (123.0)
Subtotal 187.0 467.6 654.7 841.7
International (b) 23.8 2.5 x 3.5 x 4.5 x 59.5 83.3 107.1
Retail Operations (Clinton) ~10.0 (f) 2.5 x 3.5 x 4.5 x 25.0 35.0 45.0
AG Interactive 11.8 6.0 x 7.0 x 8.0 x 70.8 82.6 94.4
In-Store 7.7 2.5 x 3.5 x 4.5 x 19.2 26.9 34.6
Subtotal 240.3 642.2 882.5 1,122.8
Properties (c) 4.5 7.0 x 8.5 x 10.0 x 31.5 38.3 45.0
Unallocated Overhead (55.4) 2.5 x 3.5 x 4.5 x (138.4) (193.8) (249.2)
Sum of the Parts Total Value $535.2 $726.9 $918.6
FY2013 Net Debt (205.8) (205.8) (205.8)
Implied Equity Value 329.4 521.1 712.8
Share Price (g) $10.10 $15.97 $21.64
Premium to Unaffected Share Price ($14.34) (29.6%) 11.4% 50.9%
Premium to 9/25/12 Offer ($17.18) (41.2%) (7.0%) 25.9%
Premium to 1/17/13 Offer ($17.50) (42.3%) (8.7%) 23.6%

SUMMARY FINANCIAL ANALYSIS OF ILLUSTRATIVE LBO
Interest Coverage and Leverage Ratios
(a) Assumes transaction date of February 28, 2013, exit in Year 5 and $2.3mm addback to EBITDA for public company expenses for FY14E to FY18E.
(b) Does not factor in potential consent fees or changes to interest rate.
Implied IRR Based on Purchase Price and Exit Multiple
Fiscal Year 2013PF 2014E 2015E 2016E 2017E 2018E
EBITDA (a) $195.6 $210.8 $223.8 $232.8 $240.3 $246.6
Debt 586.8 627.1 602.9 473.8 339.4 225.2
Cash 39.3 60.0 60.0 60.0 60.0 88.7
EBITDA /
Total Interest, Gross 5.2 x 5.4 x 5.8 x 6.6 x 8.5 x 11.7 x
(EBITDA - Cap. Ex.) /
Total Interest, Gross 1.8 x 1.1 x 2.2 x 5.3 x 6.9 x 9.5 x
Total Debt / EBITDA 3.0 x 3.0 x 2.7 x 2.0 x 1.4 x 0.9 x
• Assumes illustrative capital structure targeting ~30% equity contribution at 3.0x total pro forma leverage
• Assumes no make-whole payment on existing 7.375% Senior Notes
(b)
Illustrative Sources at $17.50 per Share Purchase Price Illustrative Uses at $17.50 per Share Purchase Price
Debt / FY13E
$ % Rate EBITDA $ %
Current Senior Notes $225.2 27.0% 7.38% 1.2 x Cash Purchase Price of Equity $574.1 68.8%
Term Loan B 361.6 43.3% 5.75% 1.8 x Existing Debt 245.2 29.4%
Equity Contribution 247.4 29.7% Estimated Fees and Expenses 14.9 1.8%
Total Sources $834.2 100.0% 3.0 x Total Uses $834.2 100.0%
Purchase Price per Share
-- $17.50 $18.00 $19.00 $20.00 $21.00
2.50 x 14% 13% 10% 8% 6%
3.00 x 20% 18% 15% 13% 11%
3.50 x 24% 22% 20% 17% 15%
4.00 x 28% 26% 23% 21% 18%
4.50 x 32% 30% 27% 24% 22%

ILLUSTRATIVE LBO SENSITIVITY – OPERATING PERFORMANCE
Assumptions
• Illustrative view of potential LBO assuming 3.0x Total Debt / FY13 EBITDA leverage
• Illustrative share prices assuming target IRR of 20%
• Transaction date of February 28, 2013
• 4.0x exit multiple
• $2.3mm addback to EBITDA for elimination of public company expenses
Five-Year LBO Sensitivity – 11/30/12
Current Five-Year Treasury Model
Total Revenue Growth
$20.30 (5.00%) (2.50%) (1.25%) 0.00% 1.25% 2.50% 5.00%
(1.0%) $15.83 $17.14 $17.85 $18.59 $19.35 $20.16 $21.87
(0.5%) 16.54 17.93 18.67 19.45 20.26 21.10 22.89
0.0% 17.25 18.71 19.49 20.30 21.15 22.03 23.90
0.5% 17.96 19.48 20.30 21.15 22.04 22.96 24.90
1.0% 18.66 20.25 21.10 21.99 22.92 23.87 25.86

FUTURE STOCK PRICE ANALYSIS BASED ON ILLUSTRATIVE LEVERED RECAP
Note: Share count based on diluted shares outstanding from Treasury Model.
(a)Assumes $271mm of incremental leverage using Term Loan B at L + 450bps with 125bps floor (2.6x Total Debt / FY13 EBITDA).
(b)Does not factor in potential consent fees or changes to interest rate.
• Assumes a $8.00 dividend is paid on February 28, 2013
(a)
• Assumes no make-whole payment on existing 7.375% Senior Notes
(b)
(Amounts in Millions, Except Per Share Data)
Management Treasury Model - 11.30.12
Fiscal Year
2013E 2014E 2015E 2016E 2017E 2018E
Adjusted EBITDA $195.6 $208.5 $221.4 $230.5 $238.0 $244.2
% Growth (11.4%) 6.6% 6.2% 4.1% 3.2% 2.6%
Net Debt 476.6 495.3 470.1 339.8 204.3 61.5
Adj. EBITDA
Stock Price at End of Fiscal Year
Multiple 2013E 2014E 2015E 2016E 2017E 2018E
Projected Stock Price at Illustrative EV/Adjusted EBITDA Multiples: 2.5 x $0.36 $0.80 $2.54 $7.08 $11.53 $15.97
3.0 3.25 4.02 5.91 10.53 15.04 19.52
3.5 6.14 7.24 9.27 13.98 18.55 23.07
4.0 9.03 10.46 12.64 17.44 22.06 26.62
4.5 11.92 13.67 16.01 20.89 25.57 30.17
Present Value at February 28, 2013
Present Value of Stock Price Assuming 12.5% Cost of Equity: 2.5 x $0.36 $0.71 $2.01 $4.97 $7.20 $8.86
  Plus: Present Value of Ongoing Annual Dividend 3.0 3.25 3.57 4.67 7.40 9.39 10.83
3.5 6.14 6.43 7.33 9.82 11.58 12.80
4.0 9.03 9.29 9.99 12.25 13.77 14.77
4.5 11.92 12.16 12.65 14.67 15.96 16.74
Present Value at February 28, 2013
Present Value Stock Price Including $8.00 Dividend: 2.5 x $8.36 $8.71 $10.00 $12.97 $15.19 $16.86
  Plus: Present Value of Ongoing Annual Dividend 3.0 11.25 11.57 12.66 15.39 17.38 18.83
3.5 14.14 14.43 15.32 17.82 19.58 20.80
4.0 17.02 17.29 17.98 20.24 21.77 22.77
4.5 19.91 20.15 20.64 22.67 23.96 24.74

31 APPENDIX A. SELECTED ADDITIONAL FINANCIAL INFORMATION

SUMMARY HISTORICAL AND PROJECTED FINANCIAL PERFORMANCE
Source: FY10 – FY12 and LTM based on public filings; FY2013 – FY2016 based on Care Treasury Model.
(a) FY13-FY16 adjusted for updated FY13 income statement. Revised balance sheet and cash flow statement not yet available.
(b) Excludes benefits of anticipated tax incentives related to new WHQ.
(c) Defined as Cash Flow from Operations less Capital Expenditures.
(d) Assumes tax rate of 31.3% consistent with previous Treasury Model (current model not updated by Care tax department).
(Dollars in Millions, except per share data)
Fiscal Year Ended February 28, LTM Projected Fiscal Year Ended February 28,
2010A 2011A 2012A Nov-12 2013E (d) 2014E 2015E 2016E
Total Revenue $1,640.9 $1,597.9 $1,695.1 $1,750.0 $1,840.6 $1,935.1 $1,939.9 $1,944.8
Cost of Goods Sold 691.4 682.4 741.6 775.6 811.7 851.4 851.6 851.8
Gross Profit 949.5 915.5 953.5 974.4 1,028.9 1,083.6 1,088.3 1,093.0
SG&A and Other Expense 760.8 725.2 772.1 852.6 883.5 932.9 931.3 929.7
Adjusted EBITDA including SBT Expense 232.3 225.6 213.8 157.3 186.4 208.5 221.4 230.5
Adjusted EBITDA 233.8 231.4 220.7 164.1 195.6 208.5 221.4 230.5
Adjusted EBIT including SBT Expense 187.1 184.6 174.6 115.0 140.9 150.8 157.0 163.3
Adjusted EBIT 188.6 190.3 181.4 121.8 150.1 150.8 157.0 163.3
Net Income as Reported 81.6 87.0 57.2 (7.9) 37.3 83.4 87.8 91.4
Diluted Earnings Per Share as Reported $2.03 $2.11 $1.42 ($0.23) $1.10 $2.58 $2.67 $2.74
Margins
Gross Profit 57.9% 57.3% 56.2% 55.7% 55.9% 56.0% 56.1% 56.2%
SG&A 46.6 46.0 46.1 49.2 50.7 48.3 48.1 47.9
Adjusted EBITDA 14.2 14.5 13.0 9.4 10.6 10.8 11.4 11.9
Adjusted EBIT including SBT Expense 11.4 11.6 10.3 6.6 7.7 7.8 8.1 8.4
Adjusted EBIT 11.5 11.9 10.7 7.0 8.2 7.8 8.1 8.4
Net Income as Reported 5.0 5.4 3.4 (0.5) 2.0 4.3 4.5 4.7
Growth Rates
Net Sales (3.0) % (2.6) % 6.1% (16.6) % 8.6% 5.1% 0.3% 0.3%
Adjusted EBITDA 169.4 (1.0) (4.6) (40.6) (11.4) 6.6 6.2 4.1
Adjusted EBIT including SBT Expense 406.2 (1.4) (5.4) (46.5) (19.3) 7.0 4.2 4.0
Adjusted EBIT 412.9 0.9 (4.7) (45.3) (17.3) 0.5 4.2 4.0
Diluted Earnings Per Share NM 3.9 (32.7) (108.2) (22.4) 133.9 3.6 2.6
Summary Balance Sheet and Cash Flow Data (a)
Cash $137.9 $215.8 $132.4 $63.3 $39.3 $53.7 $82.0 $243.4
Total Debt 329.7 232.7 225.2 356.8 245.2 288.2 301.2 345.2
Depreciation and Amortization 45.2 41.0 39.2 42.3 45.5 57.7 64.4 67.2
Capital Expenditures (b) (26.6) (36.3) (70.9) (109.4) (127.8) (169.2) (139.1) (46.0)
Free Cash Flow (b) (c) 170.9 143.5 45.6 65.8 16.4 (9.5) 34.7 137.1

33 APPENDIX B. SELECTED ADDITIONAL TRADING INFORMATION

CURRENT CARE SHAREHOLDERS
(a) Includes only RSUs and exercisable options held by directors and executive officers.
(b) Includes all Weiss individuals listed plus Irving Stone LLC and related foundations.
(c) Source: Company's Proxy Statement dated June 15, 2012.
(d) Source: Bloomberg, Capital IQ.
(e) Dawson Investments filed a 13D on October 23, 2012, declaring beneficial ownership of 5.0% of common shares.
(f) Towerview filed a 13D on October 3, 2012, declaring beneficial ownership of 5.0% of common shares.
(g) Marathon Asset Management filed a 13G on January 24, 2013 that stated a new share count of 1,329,507.
(h) Shares outstanding as of December 27, 2012. Source: Company's Form 10-Q for the period ended November 23, 2012.
(Amounts in Thousands)
Common Shares % of Exercisable Beneficial Ownership % of Total
Class A Class B Total Options (a) Economic Voting Economic Voting
Zev Weiss -- 49.1 0.2% 502.4 551.5 5,515.0 1.6% 8.1%
Morry Weiss -- 213.4 0.7 145.3 358.7 3,413.4 1.1 5.0
Jeffrey Weiss 4.3 35.2 0.1 318.1 357.5 3,536.7 1.1 5.2
Irving Stone LLC -- 1,818.2 5.7 -- 1,818.2 18,181.8
Irving I. Stone Foundation -- 204.0 0.6 -- 204.0 2,039.6
Irving I. Stone Support Foundation -- 200.0 0.6 -- 200.0 2,000.0
Irving Stone LLC & related foundations -- 2,222.1 7.0 -- 2,222.1 22,221.5 6.6 32.6
Total Weiss Family & Foundations (b) 4.3 2,519.8 8.0 965.8 3,489.9 34,686.6 10.3 50.9
Other Inside Owners (c)
Zev Weiss -- 49.1 0.2% 502.4 551.5 5,515.0 1.6% 8.1%
Morry Weiss -- 213.4 0.7 145.3 358.7 3,413.4 1.1 5.0
Jeffrey Weiss 4.3 35.2 0.1 318.1 357.5 3,536.7 1.1 5.2
Charles A. Ratner 15.1 16.2 0.1   66.9 98.3 244.2 0.3   0.4
Jerry Sue Thornton -- 13.8 0.0 66.9 80.7 204.9 0.2 0.3
Jeffrey D. Dunn -- -- -- 45.9 45.9 45.9 0.1 0.1
William E. MacDonald, III 1.0 -- 0.0 45.9 46.9 46.9 0.1 0.1
Michael J. Merriman, Jr. -- -- -- 52.9 52.9 52.9 0.2 0.1
Stephen J. Smith 12.0 -- 0.0 96.1 108.2 108.2 0.3 0.2
John W. Beeder -- -- -- 30.1 30.1 30.1 0.1 0.0
Michael L. Goulder 16.1 -- 0.1 265.6 281.7 281.7 0.8 0.4
Scott S. Cowen 0.8 2.0 0.0 66.9 69.7 87.6 0.2 0.1
Other Insiders 136.2 (0.0) 0.4 556.9 693.1 693.1 2.0 1.0
Total Other Insiders 181.3 32.0 0.7% 1,294.2 1,507.5 1,795.6 4.4% 2.6%
Top 10 Institutions (d)
Dimensional Fund Advisors 3,045.8 -- 9.6% -- 3,045.8 3,045.8 9.0% 4.5%
BlackRock 2,729.6 -- 8.6 -- 2,729.6 2,729.6 8.1 4.0
LSV Asset Management 2,232.1 -- 7.1 -- 2,232.1 2,232.1 6.6 3.3
River Road Asset Management 2,045.9 -- 6.5 -- 2,045.9 2,045.9 6.0 3.0
The Vanguard Group 2,034.6 -- 6.4 -- 2,034.6 2,034.6 6.0 3.0
Intrepid Capital Management Inc. 1,826.6 -- 5.8 -- 1,826.6 1,826.6 5.4 2.7
Dawson Investments (e) 1,580.6 -- 5.0 -- 1,580.6 1,580.6 4.7 2.3
Towerview (f) 1,450.0 -- 4.6 -- 1,450.0 1,450.0 4.3 2.1
Marathon Asset Management (g) 1,329.5 -- 4.2 -- 1,329.5 1,329.5 3.9 2.0
Northern Trust Global Investments 1,293.4 -- 4.1 -- 1,293.4 1,293.4 3.8 1.9
Total Top 10 Institutions 19,568.0 -- 61.8% -- 19,568.0 19,568.0 57.7% 28.7%
Public and Other 9,027.5 305.0 29.5% -- 9,332.5 12,077.7 27.5% 17.7%
Total Shares Outstanding (h)
28,781.0 2,856.8 92.0% 2,260.0 33,897.8 68,127.8 100.0% 100.0%

OWNERSHIP MOMENTUM
Holder Current 9/30/2012 6/30/2012 3/31/2012 12/31/2011 9/30/2011 6/30/2011 3/31/2011 12/31/2010 9/30/2010 6/30/2010 3/31/2010
Dimensional Fund Advisors 3,046 3,052 3,096 3,245 3,251 3,297 3,305 3,335 3,357 3,381 3,463 3,724
BlackRock 2,730 2,730 2,641 2,508 2,699 2,668 2,695 2,733 2,756 2,670 2,691 2,717
LSV Asset Management 2,232 2,232 2,168 2,022 1,991 2,042 2,069 2,164 2,177 2,242 2,247 2,302
River Road Asset Management 2,046 2,046 2,200 2,099 1,595 408 236 29 -- -- -- --
The Vanguard Group 1,951 1,951 2,035 1,870 1,888 2,013 1,768 1,754 1,672 1,625 1,601 1,544
Intrepid Capital Management 1,827 1,827 1,827 1,697 1,704 949 974 1,063 1,005 963 -- --
Dawson Investments 1,581 -- -- -- -- -- -- -- -- -- -- --
Towerview 1,450 1,416 1,230 1,208 1,208 1,070 1,070 1,115 1,115 1,105 1,105 1,320
Marathon Asset Management, LLP 1,330 3,635 5,304 5,560 5,204 4,435 4,439 4,462 4,424 4,162 4,150 3,937
Northern Trust Global Investments 1,293 1,293 1,278 1,328 1,253 1,235 1,213 1,214 1,152 1,162 1,191 1,226
American Greetings Corporation, Retirement P 1,167 1,167 1,167 923 923 923 923 -- -- -- -- 1,543
WEDGE Capital Management L.L.P. 951 951 923 958 948 643 446 391 -- -- -- --
State Street Global Advisors 852 852 864 1,305 1,314 1,358 1,452 1,562 1,405 1,392 1,457 1,449
First Wilshire Securities Management 762 762 802 816 829 848 859 863 787 791 -- --
Wells Capital Management Incorporated 618 618 658 674 506 508 363 394 472 481 482 486
Columbia Management Investment Advisers, 616 616 750 739 734 623 621 598 570 585 473 40
Schroder Investment Management Limited 554 554 29 -- 841 478 435 355 642 843 461 325
JPMorgan Asset Management Holdings Inc. 516 516 410 398 508 514 452 383 388 385 379 590
Nantahala Capital Management, 468 468 -- -- -- -- -- -- -- -- -- --
Buckhead Capital Management, LLC 433 433 483 605 674 1,816 2,040 2,259 2,289 2,151 1,894 1,885
26,422 27,119 27,864 27,954 28,071 25,826 25,360 24,672 24,210 23,938 21,593 23,089
Increase Decrease No Change
(Amounts in Thousands)
Source: CapitalIQ as of January 24, 2013.

36 APPENDIX C. SELECTED ADDITIONAL VALUATION INFORMATION

COMPARABLE COMPANIES
Note: CAGRs (Compound Annual Growth Rates) and Averages are for the last three completed fiscal years for each company. All operating data has been adjusted to exclude unusual and extraordinary items.
(a) Source of projected EPS, EBITDA and growth rate estimates: ThomsonReuter's median estimate of Wall Street analysts as of 1/18/13. For unaffected Care we have used research estimates as of 6/29/12.
(b) Enterprise value represents equity value plus book values of total debt, including preferred stock and minority interest less cash. Care unaffected enterprise value assumes net debt of $218.4 as of 8/24/12.
(c) Excludes Care.
(Amounts in Millions, Except for Per Share Amounts)
MARKET DATA Closing Premium (Discount) Enterprise Value as a Multiple of: Price/Earnings Multiples 5 Year CY2013 LTM Total
Price on to 52 Week Equity Enterprise LTM CY2012 CY2012 CY2013 Growth PE/ EBITDA Debt/
Selected Companies 1/24/13 High Low Value Value (b) Net Sales EBITDA EBITDA EPS (a) EPS (a) Rate (a) Growth Margin EBITDA
Care - Unaffected $14.34 (29.6) % 14.7% $469.2 $687.6 40.3% 3.7 x 3.5 x 8.5 x 5.6 x NM % NM x 10.9% 1.5 x
Care - Current $15.99 (9.1) 27.9 523.8 817.4 46.7 5.0 4.2 20.0 6.8 NM NM 9.4 2.2
Blyth, Inc.
15.15 (66.8) 2.9 258.4 300.6 25.0 2.8 NM NM NM NM NM 8.8 0.9
1-800-Flowers.com Inc. 3.77 (5.8) 74.5 244.6 301.3 41.9 7.6 6.9 18.0 13.5 NM NM 5.5 1.6
CafePress Inc. 5.83 (69.6) 39.1 99.8 47.4 23.7 3.3 2.9 14.2 12.7 NM NM 7.2 0.2
CSS Industries Inc. 22.41 (3.5) 24.1 214.6 204.7 53.2 5.1 NM 11.7 NM NM NM 10.4 --
Social Expression Median (c) (36.3) % 31.6% 33.4% 4.2 x 4.9 x 14.2 x 13.1 x NM % NM x 8.0% 0.5 x
Social Expression Mean (c) (36.4) 35.2 35.9 4.7 4.9 14.6 13.1 NM NM 8.0 0.7
R.R. Donnelley & Sons Company 9.25 (38.9) 7.8 1,669.3 5,081.7 49.4 4.1 4.2 5.2 5.4 1.3 4.4 12.0 3.1
Scholastic Corporation 29.68 (20.9) 22.2 939.8 900.1 42.4 3.8 NM 9.9 15.3 NM NM 11.1 0.7
Quad/Graphics, Inc. 22.20 2.8 88.9 1,055.2 2,385.4 57.1 4.1 4.2 11.7 11.9 0.8 14.9 13.8 2.3
Print Media Median (c) (20.9) % 22.2% 49.4% 4.1 x 4.2 x 9.9 x 11.9 x 1.0% 9.6 x 12.0% 2.3 x
Print Media Mean (c) (19.0) 39.7 49.6 4.0 4.2 8.9 10.9 1.0 9.6 12.3 2.0
SuperMedia Inc. 4.28 (5.3) 183.4 67.1 1,491.1 104.6 2.5 NM NM NM - NM 41.2 2.5
Eniro AB 14.00 (17.2) 91.8 214.6 653.5 104.1 4.3 4.3 8.4 6.0 (1.3) NM 24.1 3.2
Dex One Corporation 2.04 (8.5) 209.1 103.8 2,012.9 149.0 3.5 NM NM NM - NM 42.6 3.5
PagesJaunes Groupe 2.28 (38.5) 83.9 841.5 3,175.2 220.7 5.2 5.2 3.6 3.8 (3.1) NM 42.3 5.0
Directories Median (c) (12.8) % 137.6% 126.8% 3.9 x 4.8 x 6.0 x 4.9 x (0.7) % NM x 41.7% 3.3 x
Directories Mean (c) (17.4) 142.0 144.6 3.9 4.8 6.0 4.9 (1.1) NM 37.5 3.5
Meredith Corporation
35.42 (4.9) 31.5 1,576.5 1,954.0 139.3 7.7 7.3 12.9 13.9 15.0 0.9 18.1 1.6
Iconix Brand Group, Inc. 23.99 3.6 65.1 1,663.7 2,182.1 599.2 9.5 9.8 14.4 12.6 10.1 1.2 63.3 2.1
Martha Stewart Living Omnimedia Inc. 2.74 (42.6) 15.6 183.8 132.2 65.1 NM NM NM 18.3 NM NM NM --
Cherokee Inc.
14.10 (7.0) 37.4 118.4 129.4 487.4 9.7 NM 16.4 13.8 NM NM 50.3 1.0
Licensing Median (c) (6.0) % 34.5% 313.3% 9.5 x 8.6 x 14.4 x 13.9 x 12.6% 1.1 x 50.3% 1.3 x
Licensing Mean (c) (12.7) 37.4 322.7 8.9 8.6 14.5 14.6 12.6 1.1 43.9 1.2

PETER J SOLOMON COMPANY

Unaffected Premium to
One-Day Prior

SCATTERPLOT OF SELECTED TRANSACTIONS
Source: Alacra.
Note: Excludes financial services, insurance, real estate and healthcare companies.  Mergers of equals are also excluded.
Unaffected Premium % of
to One-Day Prior # of Deals Total
0-20% 45 36%
20-30% 25 20%
30%+ 55 44%
Total 125 100%
56% of selected
transactions had
an unaffected
premium of less
than 30%
100% cash transactions over last 5 years with a deal value between $250M - $1B
--
10%
20%
30%
40%
50%
60%
-- 100 200 300 400 500 600 700 800 900 1,000
Deal Value ($)

PREMIA PAID IN SELECTED TRANSACTIONS
Source: Alacra.
(a) Excludes certain industry sectors including financial services, insurance, real estate and healthcare companies. Mergers of equals are also excluded.
100% cash transactions over last 5 years with a deal value between $250M - $1B (a)
Unaffacted Premium to /
Deal Enterprise One-Day Five- Day One-Month
Announced Seller Buyer Value Value Prior Prior Prior
Nov-12 Teavana Holdings, Inc. Starbucks Corp. $598.2 $607.0 53% 48% 20%
Oct-12 Ceradyne, Inc. 3M Co. 860.6 916.5 43% 40% 44%
Aug-12 TPC Group, Inc. First Reserve Corp. / SK Capital Management LLC 705.5 918.2 14% 12% 21%
Aug-12 Pure Energy Services Ltd. FMC Technologies, Inc. 271.8 298.2 40% 49% 56%
Aug-12 SpringSoft, Inc. Synopsys, Inc. 413.5 332.7 31% 36% 43%
Jul-12 AuthenTec, Inc. Apple, Inc. 356.1 337.3 58% 60% 74%
Jul-12 Peet's Coffee & Tea, Inc. Joh. A. Benckiser GmbH 967.7 935.3 29% 37% 22%
Jul-12 Wnrttembergische Metallwarenfabrik AG KKR & Co. LP 282.7 466.8 24% 25% 23%
Jul-12 BrightPoint, Inc. Ingram Micro, Inc. 622.5 787.4 66% 97% 78%
Jun-12 Invesco Asset Management Ltd. / Lansdowne Par Upsher-Smith Laboratories, Inc. 423.5 429.0 17% 20% 64%
Jun-12 Miranda Technologies, Inc. Belden, Inc. 357.5 322.3 64% 54% 31%
May-12 Interline Brands, Inc. Interline Brands, Inc. /Private Group/ 749.9 734.1 42% 41% 23%
May-12 Benihana, Inc. JAMG LLC 292.2 285.6 23% 18% 27%
May-12 Cost Plus, Inc. Bed Bath & Beyond, Inc. 494.8 631.0 22% 16% 23%
May-12 Charming Shoppes, Inc. Ascena Retail Group, Inc. 859.1 783.7 25% 25% 27%
May-12 Standard Microsystems Corp. Microchip Technology, Inc. 856.6 709.5 41% 41% 46%
Apr-12 Knology, Inc. Avista Capital Holdings LP 763.7 1,428.9 9% 12% 10%
Apr-12 Umeco PLC Cytec Industries, Inc. 425.4 411.7 46% 41% 55%
Apr-12 X-Rite, Inc. Danaher Corp. 477.9 617.4 39% 23% 21%
Apr-12 Viasystems North America, Inc. Viasystems Group, Inc. 267.0 252.9 6% 7% 19%
Mar-12 Great Wolf Resorts, Inc. Apollo Management LP 162.4 745.2 19% 19% 50%
Mar-12 Archipelago Learning, Inc. PLATO Learning, Inc. 292.3 324.4 23% 17% 11%
Dec-11 WCA Waste Corp. Macquarie Group Ltd. 154.1 526.9 30% 31% 36%
Dec-11 Winn-Dixie Stores, Inc. Lone Star Management Co. Ltd. 537.3 429.7 75% 82% 51%
Dec-11 DemandTec, Inc. International Business Machines Corp. 446.4 427.5 57% 73% 75%
Nov-11 Magma Design Automation, Inc. Synopsys, Inc. 503.1 474.9 32% 32% 46%
Nov-11 Tekelec Siris Capital 761.8 491.3 11% 12% 69%
Aug-11 Renaissance Learning, Inc. Permira Advisers LLP 455.0 448.3 31% 18% 24%
Jul-11 SFN Group, Inc. Randstad Holding NV 686.4 682.5 53% 44% 52%
Jul-11 Ameron International Corp. National-Oilwell Varco, Inc. 770.9 633.6 28% 27% 31%
Jun-11 Central Vermont Public Service Corp. Gaz MTtro LP 472.3 668.7 2% 3% 54%
Jun-11 MediaMind Technologies, Inc. DG FastChannel, Inc. 429.6 413.1 38% 35% 57%
Jun-11 EMS Technologies, Inc. Honeywell International, Inc. 513.2 481.2 33% 30% 31%
Jun-11 Ness Technologies, Inc. Citigroup, Inc. 296.7 343.0 18% 30% 18%
May-11 California Pizza Kitchen, Inc. Golden Gate Capital 454.8 437.8 11% 14% 16%
May-11 DEI Holdings, Inc. Charlesbank Capital Partners LLC 114.6 332.6 187% 194% 164%
May-11 Volcom, Inc. PPR SA 598.4 517.0 24% 32% 45%
Apr-11 SMART Modular Technologies (WWH), Inc. Silver Lake Group LLC 603.1 523.7 13% 16% 40%
Apr-11 Bronco Drilling Co., Inc. Chesapeake Energy Corp. 316.8 306.3 6% 6% 14%
Apr-11 LaBarge, Inc. Ducommun, Inc. 304.7 326.3 10% 14% 20%
Apr-11 Epicor Software Corp. Apax Partners LLP 801.9 945.3 11% 18% 20%
Mar-11 Rural/Metro Corp. Warburg Pincus & Co. 437.8 674.1 37% 39% 10%
Mar-11 drugstore.com, Inc. Walgreen Co. 406.1 400.2 112% 117% 103%
Mar-11 Global Defense Technology & Systems, Inc. Ares Partners Management Co. LLC 224.2 303.2 51% 48% 39%
Feb-11 Conexant Systems, Inc. Golden Gate Capital 197.3 302.5 27% 47% 71%
Feb-11 Silverleaf Resorts, Inc. Cerberus Capital Management LP 102.6 507.4 72% 84% 145%
Jan-11 Pre-Paid Legal Services, Inc. MidOcean Partners 651.0 601.3 10% 10% 6%
Dec-10 Applied Signal Technology, Inc. Raytheon Co. 525.4 520.9 9% 9% 15%
Nov-10 Art Technology Group, Inc. Oracle Corp. 948.7 889.8 46% 37% 54%

PREMIA PAID IN SELECTED TRANSACTIONS (CONT.)
Unaffacted Premium to /
Deal Enterprise One-Day Five- Day One-Month
Announced Seller Buyer Value Value Prior Prior Prior
Oct-10 Hawk Corp. Carlisle Cos., Inc. $388.0 $396.2 2% 12% 38%
Oct-10 Thermadyne Holdings Irving Place Capital 203.3 374.4 2% 5% 33%
Oct-10 Actel Corp. Microsemi Corp. 551.9 516.3 30% 29% 50%
Oct-10 ITC DeltaCom, Inc. EarthLink, Inc. 251.0 494.2 96% 94% 67%
Sep-10 Keithley Instruments, Inc. Danaher Corp. 340.9 302.1 74% 81% 108%
Sep-10 Internet Brands, Inc. Hellman & Friedman LLC 617.9 580.6 47% 38% 29%
Sep-10 Cellu Tissue Holdings, Inc. Clearwater Paper Corp. 242.2 495.0 51% 51% 38%
Aug-10 Cogent, Inc. 3M Co. 930.5 912.5 18% 20% 17%
Aug-10 Unica Corp. International Business Machines Corp. 451.8 408.7 120% 133% 124%
Aug-10 Superior Well Services, Inc. Nabors Industries Ltd. 681.5 847.4 21% 14% 35%
Jul-10 ATC Technology Corp. GENCO Supply Chain Solutions 503.9 409.0 43% 47% 42%
Jun-10 Argon ST, Inc. The Boeing Co. 755.5 713.8 41% 34% 45%
Jun-10 SonicWALL, Inc. Ontario Teachers' Pension Plan Board / Thoma Bravo 633.6 602.1 32% 29% 19%
Apr-10 Palm, Inc. Hewlett-Packard Co. 961.9 976.6 23% 17% 6%
Apr-10 Protection One, Inc. GTCR Golder Rauner LLC 394.2 802.1 13% 24% 48%
Mar-10 Bell Microproducts, Inc. Avnet, Inc. 248.7 569.6 30% 33% 53%
Mar-10 BWAY Holding Co. Madison Dearborn Partners LLC 448.3 829.9 15% 15% 25%
Mar-10 Techwell, Inc. Intersil Corp. 400.7 394.3 49% 64% 70%
Mar-10 SouthWest Water Co. SouthWest Water Co. /Private Group/ 302.8 454.9 56% 62% 76%
Feb-10 Bowne & Co., Inc. R.R. Donnelley & Sons Co. 461.0 453.2 65% 69% 57%
Jan-10 Lodgian, Inc. Lone Star Investment Advisors LLC 54.1 344.1 40% 43% 82%
Jan-10 K-Tron International, Inc. Hillenbrand, Inc. 426.3 371.6 32% 33% 51%
Dec-09 Airvana, Inc. 72 Mobile Holdings LLC 486.4 473.6 23% 22% 24%
Dec-09 FGX International Holdings Ltd. Essilor International SA 437.0 530.4 10% 24% 40%
Nov-09 Semitool, Inc. Applied Materials, Inc. 361.6 342.5 31% 51% 21%
Oct-09 iPCS, Inc. Sprint Nextel Corp. 402.6 730.5 34% 35% 43%
Sep-09 GenTek, Inc. American Securities LLC 386.7 538.9 41% 40% 41%
Sep-09 Parallel Petroleum Corp. Apollo Global Management LLC 131.2 453.4 11% 51% 45%
Aug-09 Charlotte Russe Holding, Inc. Advent International Corp. 368.3 308.3 27% 28% 44%
Jul-09 SPSS, Inc. International Business Machines Corp. 922.5 744.7 42% 47% 48%
Jun-09 Axsys Technologies, Inc. General Dynamics Corp. 627.8 601.6 8% 9% 30%
Jun-09 Wind River Systems, Inc. Intel Corp. 884.3 809.7 44% 49% 65%
Jan-09 Interwoven, Inc. Autonomy Corp. PLC 760.5 622.0 37% 25% 47%
Sep-08 Secure Computing Corp. McAfee, Inc. 393.9 485.4 27% 53% 24%
Sep-08 Eagle Test Systems, Inc. Teradyne, Inc. 360.6 319.6 10% 11% 42%
Aug-08 Greenfield Online, Inc. Microsoft Corp. 460.9 429.5 32% 42% 61%
Aug-08 SI International, Inc. Serco Group PLC 425.5 512.8 40% 43% 53%
Jul-08 EnergySouth, Inc. Sempra Energy 498.9 747.8 23% 39% 19%
Jul-08 Excel Technology, Inc. GSI Group, Inc. 347.5 321.7 41% 45% 26%
May-08 Anthony Crane Rental Holdings LP Platinum Equity LLC 425.0 425.0 19% 19% 19%
Mar-08 BladeLogic, Inc. BMC Software, Inc. 775.1 695.2 19% 26% 62%
Jan-08 NuCo2, Inc. Aurora Capital Group LP 444.4 471.5 25% 20% 13%
Jan-08 ASV, Inc. TEREX Corp. 481.2 447.2 46% 48% 54%
Dec-07 MTC Technologies, Inc. BAE Systems PLC 364.1 444.9 41% 45% 38%
Dec-07 Claymont Steel Holdings, Inc. Evraz Group SA 412.8 575.3 7% 3% 15%
Oct-07 Covad Communications Group, Inc. Platinum Equity LLC 305.1 440.1 59% 59% 34%
Oct-07 Oglebay Norton Co. L.V.I. Holding NV 520.3 647.3 5% 8% 20%
Oct-07 United Industrial Corp. Textron, Inc. 801.9 933.7 7% 6% 19%
Source: Alacra.
(a) Excludes certain industry sectors including financial services, insurance, real estate and healthcare companies. Mergers of equals are also excluded.
100% cash transactions over last 5 years with a deal value between $250M - $1B (a)

PREMIA PAID IN SELECTED TRANSACTIONS (CONT.)
Unaffacted Premium to /
Deal Enterprise One-Day Five- Day One-Month
Announced Seller Buyer Value Value Prior Prior Prior
Aug-07 Gateway, Inc. Acer, Inc. $709.4 $783.8 57% 45% 12%
Aug-07 Infocrossing, Inc. Wipro Ltd. 416.2 530.1 5% 7% 11%
Jul-07 Keystone Automotive Industries, Inc. LKQ Corp. 795.3 774.9 10% 14% 19%
Jul-07 Option Care, Inc. (Illinois) Walgreen Co. 677.2 780.0 27% 28% 35%
Jun-07 Color Kinetics, Inc. Royal Philips Electronics NV 732.3 687.7 14% 25% 58%
Jun-07 Friendly Ice Cream Corp. Freeze Operations Holding Corp. 126.7 334.6 8% 14% 4%
Jun-07 1-800 Contacts, Inc. Fenway Partners LLC 341.5 375.8 21% 29% 39%
May-07 CT Communications, Inc. Windstream Corp. 639.2 664.3 46% 48% 21%
May-07 Stride Rite Corp. Payless ShoeSource, Inc. 753.3 831.9 35% 39% 35%
May-07 Pioneer Cos., Inc. Olin Corp. 414.4 405.3 19% 21% 22%
May-07 24/7 Real Media, Inc. WPP Group PLC 603.6 556.0 4% 9% 39%
May-07 Agile Software Corp. Oracle Corp. 463.6 367.5 12% 10% 18%
May-07 eCollege.com Pearson PLC 503.8 495.7 7% 21% 25%
Apr-07 Inter-Tel (Delaware), Inc. Mitel Networks Corp. 699.1 664.2 7% 8% 10%
Apr-07 webMethods, Inc. Software AG 517.3 436.3 26% 27% 30%
Mar-07 Eschelon Telecom, Inc. Integra Telecom, Inc. 542.6 667.8 17% 20% 30%
Mar-07 Stratos Global Corp. Communications Investment Partners Ltd. 276.9 604.3 21% 22% 48%
Mar-07 MapInfo Corp. Pitney Bowes, Inc. 437.1 396.6 53% 50% 48%
Mar-07 Sunterra Corp. Diamond Resorts LLC 322.3 667.2 7% 36% 33%
Mar-07 The Topps Co., Inc. Madison Dearborn Partners LLC / The Tornante Co. L 378.0 349.9 9% 8% 4%
Mar-07 SafeNet, Inc. SafeNet, Inc. /Private Group/ 605.8 520.4 2% 4% 21%
Feb-07 Steel Technologies, Inc. Mitsui & Co. Ltd. 391.6 513.8 63% 59% 74%
Feb-07 SEMCO ENERGY, Inc. Lindsay Goldberg & Co. LLC 288.7 847.1 36% 37% 36%
Feb-07 Central Parking Corp. KCPC Holdings, Inc. 728.8 855.7 6% 11% 23%
Feb-07 Wild Oats Markets, Inc. Whole Foods Market, Inc. 553.6 662.0 17% 20% 30%
Feb-07 Keane, Inc. Citigroup Venture Capital International 845.5 888.4 19% 18% 18%
Jan-07 BMP Marketing, Inc. The Carlyle Group LLC 439.3 727.3 29% 32% 31%
Jan-07 Altiris, Inc. Symantec Corp. 985.5 839.0 22% 26% 28%
Mean 32% 35% 40%
Median 27% 29% 35%
Source: Alacra.
(a) Excludes certain industry sectors including financial services, insurance, real estate and healthcare companies. Mergers of equals are also excluded.
100% cash transactions over last 5 years with a deal value between $250M - $1B (a)

WEIGHTED AVERAGE COST OF CAPITAL
(a) Source: Bloomberg 5-year adjusted daily beta as reported on January 24, 2013.
(b) Assumes book value of debt approximates market value.
(c) Unlevered Beta = Levered Beta / {1+(Net Debt/Market Equity)*(1-Tax Rate)}.
(d) 10-year Treasury Note yield as of January 24, 2013.
(e) Source: Ibbotson 2012 Yearbook.
(f) Size premium of 2.51% for companies with market capitalizations between $423.0mm and $682.8mm.
(g) Marginal tax rate based on Management estimates.
(h) WACC = (Net Debt/Capital) * After-Tax Cost of Debt + (Equity/Capital) * Cost of Equity.
(i) Relevered Beta = Unlevered Beta * {1+(Net Debt/Equity)*(1-Tax Rate)}.
(j) Cost of Equity = Risk Free Rate + (Relevered Beta * Market Risk Premium) + Size Premium.
(k) Median Unlevered Beta of Comps.
Comparable Companies Assumptions
Current Net Debt/ Risk Free Rate of Return (d) 1.87%
Levered Market Unlevered Market Risk Premium (e) 6.62%
Name Beta (a) Equity (b) Beta (c) Size Premium (e) (f) 2.51%
American Greetings Corp. 1.219 63.8% 0.864 Marginal Tax Rate (g) 35.60%
1-800-Flowers.com Inc. 1.298 23.2% 1.129
CSS Industries Inc. 1.133 -- 1.133
CafePress Inc. 1.288 -- 1.288
Blyth, Inc. 1.281 -- 1.281
R.R. Donnelley & Sons Company 1.170 203.5% 0.506
Quad/Graphics, Inc. 1.322 126.8% 0.728
Scholastic Corporation 1.048 -- 1.048
Mean (Excluding American Greetings Corp.) 1.220 50.5% 1.016
Median (Excluding American Greetings Corp.) 1.281 0.0% 1.129
American Greetings Corp. Observed Weighted Average Cost of Capital (h)
Capital Structure Cost of Equity Cost of Debt
Net Debt/ Net Debt/ Unlevered Levered Cost of Before After
Based on: Capital Equity Beta Beta (i) Equity (j) Tax Tax WACC
Company Beta and Company D/E
38.9% 63.8% 0.864 1.219 12.4% 7.38% 4.75%
9.5%
Median Beta of Comps and Company D/E
10.4% 11.6% 1.089 1.170 12.1% 6.94% 4.47%
11.3%
Median Beta of Comps and D/E of Comps 0.0% 0.0% 1.129 1.129 11.9% 6.71% 4.32% 11.9%
Sensitivity to Capital Structure and Rates
Cost of Equity Weighted Average Cost of Capital
Net Debt/ Net Debt/ Unlevered Levered Cost of Pre-Tax Cost of Debt
Capital Equity Beta (k) Beta (i) Equity (j) 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0%
0% 0.0% 1.129 1.129 11.9% 0% 11.9% 11.9% 11.9% 11.9% 11.9% 11.9% 11.9%
10% 11.1% 1.129 1.210 12.4% 10% 11.5% 11.6% 11.7% 11.7% 11.8% 11.9% 11.9%
20% 25.0% 1.129 1.311 13.1% 20% 11.2% 11.4% 11.5% 11.6% 11.7% 11.9% 12.0%
30% 42.9% 1.129 1.441 13.9% 30% 10.9% 11.1% 11.3% 11.5% 11.7% 11.9% 12.1%
40% 66.7% 1.129 1.614 15.1% 40% 10.6% 10.8% 11.1% 11.4% 11.6% 11.9% 12.1%
50% 100.0% 1.129 1.857 16.7% 50% 10.3% 10.6% 10.9% 11.2% 11.6% 11.9% 12.2%
60% 150.0% 1.129 2.221 19.1% 60% 10.0% 10.3% 10.7% 11.1% 11.5% 11.9% 12.3%
70% 233.3% 1.129 2.827 23.1% 70% 9.6% 10.1% 10.5% 11.0% 11.4% 11.9% 12.3%

43 APPENDIX D. OVERVIEW OF INITIAL WEISS FAMILY PROPOSAL – 12/5/12

PRELIMINARY FINANCING OVERVIEW
• The Weiss Family submitted an updated proposal dated Dec. 5, 2012, reaffirming its initial proposed purchase price of $17.18 per share
• The Family states it has made meaningful progress in obtaining debt financing in support of its updated offer
• Bank of America, KeyBanc, Macquarie and PNC Bank are prepared to collectively commit up to $542 million in Senior Secured Credit
Facilities and a $200 million Senior Unsecured Bridge Facility
(a)
; KeyBanc, Merrill Lynch, Macquarie and PNC will serve as joint lead arrangers and joint book running managers on the Facilities
• KeyBanc, as sole lead arranger, sole bookrunner and sole syndication agent, has provided a “highly confident” letter on the syndication of a Junior Holdco Facility of at least $150 million
– Highly speculative security
– According to KeyBanc, this Facility could range from being a mezzanine-like term loan to preferred equity
• Additionally, $80 million of proceeds are targeted from a Real Estate Facility (for which no supporting information was provided), $59.7 million from the rollover of Weiss Family equity and $10.6 million from cash on the balance sheet
– No contribution reflected from Weiss Family beyond rollover equity, according to Family advisors
• Fee letter not provided (impacts sources and uses)
(a) May take the form of $200mm in Senior Bridge Facility at rates described on page 3.
(b) Source: Draft commitment letter.
(c) Term Loan and Revolving Credit Facilities priced at L + 450 bps, with a 125 bps LIBOR floor for Term Loan.
(d) Bridge Facility priced at L + 925 bps – 1375 bps depending upon credit ratings and period outstanding. PJSC assumes bond deal is done at 9.0%.
(e) Rate not provided in offer. Analysis assumes 13.0% cash pay and 2.0% PIK.
(f) Rate not provided in offer. Analysis assumes 8.0% interest rate.
(g) FY2013 EBITDA of $196.1mm.
(h) Purchase of 32.8mm shares at $17.18 per share, including RSUs and performance shares.
(i) Assumes inclusion of any OID fees associated with any of the debt securities.
Sources (b) Uses (b)
Debt / FY13E
$ % Rate EBITDA (g) $ %
Term Loan Facility (c) $392.0 43.9% 5.75% 2.0 x Cash Purchase Price of Equity (h) $563.1 63.1%
Revolving Credit Facility (c) -- -- 5.75% Existing Debt (incl. make-whole) 285.8 32.0%
Senior Notes or Bridge Facility (d) 200.0 22.4% 9.00% 1.0 x Estimated Fees and Expenses (i) 43.4 4.9%
Junior Holdco Facility (e) 150.0 16.8% 15.00% 0.8 x
Real Estate Facility (f) 80.0 9.0% 8.00% 0.4 x
Equity Contribution (Rollover) 59.7 6.7% --
Cash from Balance Sheet 10.6 1.2% --
Total Sources $892.3 100.0% 4.2 x Total Uses $892.3 100.0%

FACILITY SOURCES
• Commercially reasonable senior leverage at 2.0x
• Term loan contemplated as Term Loan B is sold to institutional investors rather than traditional banks
• Key terms at current market rates:
– L + 450 bps with 1.25% floor
– Commitment fee: 0.50% per annum
– TL: 6-year term; RC: 5-year term
– 1% amortization per annum on TL
– 50% Excess Cash Flow Sweep
– 101 “soft call”
– Financial Covenants: Maximum Leverage Ratio and Minimum Fixed Charge Coverage Ratio, both to be defined
– Leverage less than 3.25x Consolidated Total Debt / Consolidated EBITDA prior to close
– No flex language provided
– No OID or commitment fee provided for Senior Credit Facilities
• Commitment letter expires on December 12, 2012 at 5:00pm if not executed and accepted loan commitments expire on April 5,
2013, although both dates likely are placeholders that the lenders will have flexibility on
$542 Million Senior
Credit Facilities
• $392 million Term Loan
Facility
• $150 million Revolving
Credit Facility
$200 Million Senior
Unsecured Bridge
Facility
Facility Considerations
• Bridge loan backstopping Senior Unsecured Notes offering
• Notes will be marketed in high yield market to avoid bridge loan “take down”
• Pricing and related “step-ups” on market
– L + 925 bps if B2/B corporate ratings achieved; L + 1,000 bps if not; 1.25% LIBOR floor
– 50 bps pricing increase each quarter
– Total pricing cap of 13% (B2/B) or 13.75% (below B2/B)
– 1-year maturity
• Customary Exchange Notes provisions (priced at total pricing cap described above)
$150 Million Junior
Holdco Facility
• Replaces traditional common or preferred equity as originally contemplated
• Significantly increases total pro forma leverage to 4.2x from 3.4x
• Defies current market convention of minimum equity threshold of greater than or equal to 30% for go-private transactions
– Pro forma 24% if Holdco Facility included as equity; 7% if Holdco Facility excluded
• May impact pricing of Senior Credit Facilities and Senior Unsecured Notes during syndication
• May impact ability to increase offer
• Speculative security with significant execution risk